EXHIBIT 16.1

[Letterhead of Moss Adams LLP]

July 31, 2019

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Sphere 3D Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated July 31, 2019. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Moss Adams LLP

Moss Adams LLP